Exhibit 99.1

CHESAPEAKE ENERGY CORPORATION ANNOUNCES

INITIAL EARLY TENDER RESULTS

OKLAHOMA CITY, December 16, 2015 – Chesapeake Energy Corporation (NYSE:CHK) today announced the preliminary results of its private offers to exchange (the “Exchange Offers”) new 8.00% Senior Secured Second Lien Notes due 2022 (the “Second Lien Notes”) for certain outstanding senior unsecured notes listed in the table below (the “Existing Notes”). As of 5:00 p.m., New York City time, on December 15, 2015 (the “Original Early Tender Date”), approximately $2.8 billion aggregate principal amount of Existing Notes were tendered and not validly withdrawn. The following table sets forth the approximate aggregate principal amounts of each series of Existing Notes that were validly tendered and not validly withdrawn on or prior to the Original Early Tender Date.

Title of Series	Aggregate Principal Amount Outstanding Prior to Exchange Offers (in millions)		Acceptance Priority Level(1)	Approximate Aggregate Principal Amount of Existing Notes Tendered(2) (in millions)		Early Tender Exchange Consideration(3)
6.25% euro-denominated senior notes due 2017	$378.1	(4)	1	$39.7	(4)	$1,000.00
6.5% senior notes due 2017	$660.4		2	$187.7		$970.00
7.25% senior notes due 2018	$668.6		3	$124.1		$825.00
Floating rate senior notes due 2019	$1,500.0		4	$368.6		$600.00
6.625% senior notes due 2020	$1,300.0		5	$233.5		$610.00
6.875% senior notes due 2020	$500.0		5	$161.0		$608.75
6.125% senior notes due 2021	$1,000.0		6	$311.9		$577.50
5.375% senior notes due 2021	$700.0		6	$264.9		$570.00
4.875% senior notes due 2022	$1,500.0		6	$662.2		$565.00
5.75% senior notes due 2023	$1,100.0		6	$435.7		$567.50

(1)	All Existing Notes that are tendered for exchange in an Exchange Offer on or before the New Early Tender Date (as defined below) will have priority over Existing Notes that are tendered for exchange after the New Early Tender Date, even if such Existing Notes tendered after the New Early Tender Date have a higher Acceptance Priority Level than Existing Notes tendered on or before the New Early Tender Date and even if we do not elect to have an early settlement date.
(2)	Notes tendered have not been accepted. As stated below, the Company may elect, in its sole discretion, to settle the Exchange Offers for any or all Existing Notes validly tendered prior to the New Early Tender Date (and not validly withdrawn before the Original Early Tender Date) at any time after the New Early Tender Date and before the Expiration Date (as defined below).

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

(3)	Principal amount of Second Lien Notes issuable for each $1,000 principal amount of Existing Notes.
(4)	Based on the exchange ratio of $1.0986 to €1.00 as of 5:00 p.m., New York City time, on December 11, 2015, as set forth by the Bloomberg EURUSD Spot Exchange Rate.

The Company also announced today that it has increased the maximum aggregate principal amount of the Second Lien Notes issuable in the Exchange Offers from $1.5 billion to $3.0 billion (the “New Maximum Exchange Amount”). As a result of this increase, the Company has extended the early tender deadline with respect to the Exchange Offers to 5:00 p.m., New York City time, on December 18, 2015 (the “New Early Tender Date”). All withdrawal rights with respect to the Exchange Offers have expired. Other than the New Maximum Exchange Amount and the New Early Tender Date, the terms of Exchange Offers remain unchanged.

The Exchange Offers will expire at 11:59 p.m., New York City time, on December 30, 2015 (the “Expiration Date”). The settlement date will occur promptly after the Expiration Date, subject to all conditions to the Exchange Offers having been satisfied or waived by the Company. The Company may elect, in its sole discretion, to settle the Exchange Offers for any or all Existing Notes validly tendered prior to the New Early Tender Date (and not validly withdrawn before the Original Early Tender Date) at any time after the New Early Tender Date and prior to the Expiration Date, subject to all conditions to the Exchange Offers having been satisfied or waived by the Company.

Eligible Holders (as defined below) of Existing Notes accepted for exchange in the Exchange Offers will also receive a cash payment equal to the accrued and unpaid interest on such Existing Notes from the applicable latest interest payment date to, but not including, the applicable settlement date. Interest on the Second Lien Notes will accrue from the date of first issuance of Second Lien Notes.

As previously announced, in the event that the Exchange Offers are oversubscribed, the principal amounts of each series of Existing Notes that are accepted will be determined in accordance with the acceptance priority levels of such series. Notwithstanding the foregoing, all Existing Notes that were tendered on or before the New Early Tender Date will have priority over Existing Notes that are tendered for exchange after the New Early Tender Date, even if such Existing Notes tendered after the New Early Tender Date have a higher acceptance priority level than Existing Notes tendered on or before the New Early Tender Date and even if the Company does not elect to have an early settlement date.

To facilitate the increase to the New Maximum Exchange Amount, the Company has amended its senior revolving credit facility maturing in 2019 with its bank syndicate group. The amendment, among other things, permits the Company to incur up to $4.0 billion of debt secured by junior liens on the collateral securing the obligations under the revolving credit facility, with the possibility to exceed $4.0 billion if (i) after giving effect to all debt secured by such junior liens and the uses of such debt in retirement of other indebtedness, the net annual cash interest expense of the Company would increase by no more than $75.0 million, and (ii) the Company has exchanged debt secured by such junior liens for more than $2.0 billion aggregate principal amount of outstanding senior notes with maturities or initial put dates in 2017 through 2019.

The Exchange Offers are conditioned on the satisfaction or waiver of certain customary conditions, as described in the confidential offering memorandum. The Exchange Offers are not conditioned upon any minimum amount of Existing Notes being tendered. The Company may terminate, withdraw, amend or extend any of the Exchange Offers.

The Exchange Offers will only be made, and the offering memorandum and other documents relating to the Exchange Offers will only be distributed to, holders who complete and return an eligibility form confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act (such persons, “Eligible Holders”). Holders who desire to obtain and complete an eligibility form should either visit the website for this purpose at http://www.gbsc-usa.com/eligibility/Chesapeake or call Global Bondholder Services Corporation, the Information Agent and Depositary for the Exchange Offers at (866) 470-4300 (toll-free) or (212) 430-3774 (collect for banks and brokers).

The Company is making the Exchange Offers only to Eligible Holders through, and pursuant to, the terms of the confidential offering memorandum and related letter of transmittal, as amended by the New Maximum Exchange Amount and the New Early Tender Date. The Company and its affiliates do not make any recommendation as to whether Eligible Holders should tender or refrain from tendering their Existing Notes. Eligible Holders must make their own decision as to whether to tender Existing Notes and, if so, the principal amount of the Existing Notes to tender. The Exchange Offers are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release is for informational purposes only. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities to be offered have not been registered under the Securities Act or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Chesapeake Energy Corporation

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 12th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns marketing and compression businesses.

This news release includes “forward-looking statements” that give Chesapeake’s current expectations or forecasts of future events, including the timing of the settlement and the size of the Exchange Offers. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, Chesapeake can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties, including the satisfaction of conditions precedent to completing the Exchange Offers, the ability to consummate any or all of the Exchange Offers and those described under “Risk Factors” in Item 1A of our annual report on Form 10-K and in our current report on Form 8-K filed on December 2, 2015 (available at http://www.chk.com/investors/sec-filings). We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information, except as required by applicable law.

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